EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and between the undersigned that the statement on Schedule 13G (the “Schedule 13G”) filed on or about this date with respect to the Ordinary Shares of Concord Medical Services Holdings Limited, a company organized under the laws of the Cayman Islands, is being filed on behalf of the entities listed below.  Each of the entities listed hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each person on whose behalf the Schedule 13G is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 16, 2010	STARR INVESTMENTS CAYMAN II, INC.

	By:	/s/ Michael J. Horvath
Michael J. Horvath
Director

STARR INTERNATIONAL CAYMAN, INC.

	By:	/s/ Michael J. Horvath
Michael J. Horvath
Director

STARR INTERNATIONAL INVESTMENTS LTD.

	By:	/s/ Stuart Osborne
Stuart Osborne
Director, Controller and Vice President

STARR INTERNATIONAL COMPANY, INC.

	By:	/s/ Stuart Osborne
Stuart Osborne
Vice President and Treasurer

C. V. STARR & CO., INC.

	By:	/s/ Michael J. Horvath
Michael J. Horvath
Secretary

MAURICE R. GREENBERG

	By:	/s/ Maurice R. Greenberg